EXHIBIT A
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Compellent Technologies, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.
In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 23rd day of February, 2011.

CRESCENDO IV, L.P.		CRESCENDO IV AG & CO. BETEILIGUNGS KG

By:	Crescendo Ventures IV, LLC	By:	Crescendo German Investments IV, LLC
	its general partner		its general partner

By:	/s/ R. David Spreng	By:	/s/ R. David Spreng

	R. David Spreng		R. David Spreng
	Managing General Partner		Managing General Partner

CRESCENDO IV ENTREPRENEURS FUND, L.P.		CRESCENDO IV ENTREPRENEURS FUND A, L.P.

By:	Crescendo Ventures IV, LLC	By:	Crescendo Ventures IV, LLC
	its general partner		its general partner

By:	/s/ R. David Spreng	By:	/s/ R. David Spreng

	R. David Spreng		R. David Spreng
	Managing General Partner		Managing General Partner

CRESCENDO VENTURES IV, LLC		CRESCENDO GERMAN INVESTMENTS IV, LLC

By:	/s/ R. David Spreng	By:	/s/ R. David Spreng

	R. David Spreng		R. David Spreng
	Managing General Partner		Managing General Partner

/s/ R. David Spreng

R. David Spreng

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